SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35034	27-39390161
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (989) 631-4280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events.

On December 10, 2012, the Board of Directors of Wolverine Bancorp, Inc. (the “Company”) declared a special cash dividend on the Company’s common stock of $1.00 per share. The dividend will be payable to stockholders of record as of December 21, 2012 and is expected to be paid on or about December 28, 2012.

On December 10, 2012, the Board of Directors of the Company announced the authorization of a stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its issued and outstanding shares, or up to approximately 122,954 shares. The authorization of this stock repurchase program follows the near completion of the Company’s 5% repurchase program that was previously announced in February 2012, pursuant to which the Company has repurchased 123,641 shares of its common stock.

A copy of the press release dated December 11, 2012 giving details associated with the special dividend and the stock repurchase program is attached as Exhibit 99 to this report.

Item 9.01.       Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.Not Applicable.

(b)	Pro Forma Financial Information.Not Applicable.

(c)	Shell Company Transactions.Not Applicable.

(d)	Exhibits. Exhibit No. Description
                               99                               Press Release, dated December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WOLVERINE BANCORP, INC.
DATE: December 11, 2012	By:	/s/ David H. Dunn
David H. Dunn President and Chief Executive Officer